UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 11, 2002
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

BLACKROCK, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:        001-15305

DELAWARE	51-0380803
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

40 East 52nd Street
New York, NY 10022
(Address of principal executive offices)
(Zip Code)

(212) 754-5560
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS

Third Quarter 2002 Financial Results and announcement of the terms of the proposed BlackRock, Inc. Long Term Retention and Incentive Plan.

On October 11, 2002, BlackRock, Inc. (the “Corporation”) reported results of operations for the period ended September 30, 2002 and announced the terms of a proposed new Long Term Retention and Incentive Plan. A copy of the press release issued by the Corporation is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

The Exhibit listed on the Exhibit Index on page 4 of this Form 8-K is filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

Date: October 11, 2002	By:	/s/ PAUL L. AUDET

Paul L. Audet
Managing Director
Chief Financial Officer

EXHIBIT INDEX

99.1
Press release issued by the Corporation on October 11, 2002, with respect to the Corporation’s results of operations for the period ended September 30, 2002 and the announcement of the terms of a proposed Long Term Retention and Incentive Plan, filed herewith.